UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

(State or Other Jurisdiction of Incorporation)

Nevada	000-55687	46-2093679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

On January 5, 2018, Freedom Leaf Inc., a Nevada corporation (the “Company”), entered into a Purchase-Sale of Shares/Equity Purchase Agreement (the “Agreement”) with Luis Miguel Santos Juan and Ylenia Coves Sansano (collectively the “Sellers”) to acquire all of the Sellers’ shares of Green Market Europe, S.L., limited liability company organized under the laws of Spain (“Green Market Europe” and the purchase of Green Market Europe referred to hereinafter as the “Acquisition”), with the Acquisition effective as of January 5, 2018.

On February 5, 2018, the Company entered into Amendment No. 1 to Purchase Agreement with the Sellers, amending the Agreement to clarify and correct the payment terms for Green Market Europe in the Agreement. Pursuant to the Agreement, as amended, the Company paid 20,000 Euros to the Sellers and agreed to issue a total of 4,220,000 shares of Company common stock (the “Shares”) to the Sellers. The Company further agreed to issue an additional number of shares of Company common stock (the “True-Up Shares”) to each of the Sellers if the volume-weighted average price of the Company’s common stock is less than $0.10/share on the date 6 months after closing (the “Six-Month VWAP”), with the number of True-Up Shares equal to the following: ($121,000 – (2,110,000 x Six-Month VWAP)) / Six-Month VWAP. For example, if the Six-Month VWAP is $0.11/share, no True-Up Shares would be due to the Sellers, and if the Six-Month VWAP is $0.075/share, the Company would issue each of the Sellers an additional 703,334 shares. Additionally, if the volume-weighted average price of the Company’s common stock is less than $0.01/share on January 5, 2019 and the Sellers have not deposited any of the Shares in a brokerage account, the Company agreed that the Sellers would have the option to repurchase the assets of Green Market Europe from the Company for €100.00 and the assumption of all Green Market Europe liabilities. The Company does not believe that either share price contingency will be triggered.

The foregoing description of the Agreement and amendment and their terms is qualified in its entirety by reference to the full translated text of the Agreement and amendment (which were signed by the Sellers in Spanish), which are attached hereto as Exhibits 2.1 and 2.2 to, and incorporated by reference in, this report.

Item 2.01       Completion of Acquisition or Disposition of Assets.

On January 5, 2018, the Company completed the Acquisition by having paid the 20,000 Euros to the Sellers and agreeing to issue 4,220,000 shares of the Company’s common stock (the “Share Consideration”) to the Sellers.

Item 3.02       Unregistered Sales of Equity Securities.

The description of the issuance of the Share Consideration to the Sellers set forth in Item 2.01 above is incorporated by reference into this Item 3.03. The issuance of the Share Consideration will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance will not involve a public offering.

Item 9.01       Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file any financial statements required by this Item not later than 71 days after January 11, 2018.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after January 11, 2018.

(d) Exhibits:

Exhibit No.	Description

2.1	Purchase-Sale of Shares/Equity Purchase Agreement, dated January 5, 2018
2.2	Amendment No. 1 to Purchase Agreement, dated January 31, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2018

FREEDOM LEAF INC.

By: /s/ Clifford J. Perry
Clifford J. Perry
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase-Sale of Shares/Equity Purchase Agreement, dated January 5, 2018
2.2	Amendment No. 1 to Purchase Agreement, dated January 31, 2018

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